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                                                                     EXHIBIT 8.1

        [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP ATTORNEYS AT LAW]


                               February 11, 2000



Stamps.com Inc.
3420 Ocean Boulevard, Suite 1040
Santa Monica, CA 90405

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger (the "Agreement") dated as of October 22, 1999, between Stamps.com Inc., a Delaware corporation ("Stamps.com"), Rocket Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Stamps.com ("Sub"), and iShip.com, Inc., a Washington corporation ("iShip.com"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Sub will merge with and into iShip.com (the "Merger"), and iShip.com will become a wholly owned subsidiary of Stamps.com.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Stamps.com in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Agreement;

          2.  The Registration Statement;

          3. Representation letters provided by Stamps.com and iShip.com in connection with this opinion, copies of which are attached hereto; and
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 [SECONDPAGE LETTERHEAD OF BROBECK, PHLEGER & HARRISON, LLP ATTORNEYS AT LAW]

Stamps.com Inc.                                                February 11, 2000
                                                                          Page 2


          4. Such other instruments and documents related to Stamps.com, iShip.com and Sub and to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and

          B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

          C. Stamps.com and iShip.com will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

          D. Any statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken.

          E. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading "The Merger Agreement - Federal Income Tax Considerations," we are of the opinion that (i) for federal income tax purposes, the Merger will constitute a "reorganization" as defined in
Section 368 of the Code, and (ii) the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger Agreement - Federal Income Tax Considerations," insofar as they constitute statements of law or legal conclusions, are correct in all material respects and constitute our opinion as to the material federal income tax consequences of the Merger. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading "The Merger Agreement - Federal Income Tax Considerations."
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Stamps.com Inc.                                                February 11, 2000
                                                                          Page 3


          In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          (2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is rendered to you solely in connection with the Agreement and the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                              Very truly yours,



                              BROBECK, PHLEGER & HARRISON LLP